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                                                                     Exhibit 4.7

                                  DIVINE, INC.

                       Nonstatutory Stock Option Agreement
                     Granted Under the Amended and Restated
                   Open Market, Inc. 1996 Director Option Plan
                   -------------------------------------------

Explanatory Note
----------------

On October 19, 2001, divine, inc. acquired Open Market, Inc. in a stock-for-stock merger. As a result, any outstanding options to purchase shares of Open Market common stock were converted into options to purchase shares of class A common stock, par value $0.001 per share, of divine. Each Open Market option now represents an option to purchase a number of divine shares equal to the number of Open Market shares subject to such Open Market option multiplied
                                                                    ----------
by 0.8326, the exchange ratio in the merger. The exercise price for each converted divine option equals the exercise price of the Open Market option divided by 0.8326.
----------

Other than as set forth in the paragraph above, the rights and obligations of each holder of Open Market options granted pursuant to this agreement remain in full force and effect.

1.   Grant of Option.
     ---------------

     This agreement evidences the grant by Open Market, Inc., a Delaware corporation, on _______, ________ (the "Grant Date") to [__________], a
former director of Open Market (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Amended and Restated Open Market, Inc. 1996 Director Option Plan (the "Plan"), a total of [________] shares (the "Shares") of class A common stock, $.001 par value per share, of divine, inc. (the "Company") ("Common Stock") at $[______] per Share. Unless earlier terminated, this option shall expire on ___________, _________ (the "Final Exercise Date").

     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.   Vesting Schedule.
     ----------------

     This option will become exercisable ("vest") as to [25% of the original number of Shares on the first anniversary of the Grant Date and as to an additional 25 % of the original number of Shares at the end of each successive twelve-month period following the first anniversary of the Grant Date until the fourth anniversary of the Grant Date] [all of the Shares on the Grant Date].

     [The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or

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in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.]

3.   Exercise of Option.
     ------------------

     (a) Form of Exercise. Each election to exercise this option shall be in
         ----------------
writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

     (b) Continuous Relationship with the Company Required. Except as otherwise
         -------------------------------------------------
provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, a director of the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

     (c) Termination of Relationship with the Company. If the Participant ceases
         --------------------------------------------
to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 60 days after such cessation (but in no event after the Final Exercise Date)[, provided that this option shall be exercisable only to the extent that the
-------- ----
Participant was entitled to exercise this option on the date of such cessation]. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

     (d) Exercise Period Upon Death or Disability. If the Participant dies or
         ----------------------------------------
becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of 180 days following the date of death or disability of the Participant, by the Participant, provided that this option shall [be exercisable only to the extent
             -------- ----
that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall] not be exercisable after the Final Exercise Date.

     Discharge for Cause. If the Participant, prior to the Final Exercise Date,
     -------------------
is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

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4.   Withholding.
     -----------

     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.   Nontransferability of Option.
     ----------------------------

     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant or by the Participant's guardian or legal representative in accordance with the Plan.

6.   Provisions of the Plan.
     ----------------------

     This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                           DIVINE, INC.

Dated: __________________                  By: _________________________________

                                                Name: __________________________
                                                Title: _________________________




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                            PARTICIPANT'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Open Market, Inc. 1996 Director Option Plan.


                                             PARTICIPANT:

                                             ___________________________________

                                             Address: __________________________

                                                      __________________________



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                         NOTICE OF STOCK OPTION EXERCISE

                            Date: ___________________

divine, inc.
1301 North Elston Avenue
Chicago, Illinois  60622

Attention:  Human Resources

Dear Sir or Madam:

     I am the holder of a Nonstatutory Stock Option granted to me under the Amended and Restated Open Market, Inc. 1996 Director Option Plan on _____________, _________ for the purchase of ____________ shares of Common Stock of divine, inc. at a purchase price of $_________ per share.

     I hereby exercise my option to purchase______________ shares of Common Stock (the "Shares"), for which I have enclosed cash/a check in the amount of _____________. Please register my stock certificate as follows:

        Name(s):            _______________________

                            _______________________

        Address:            _______________________

                            _______________________

        Tax I.D. #:         _______________________


Very truly yours,



-----------------------------
(Signature)


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